As filed with the Securities and Exchange Commission on March 4, 2016

Registration No. 33-42355; 33-65002; 33-65004; 33-79788;

33-58657; 333-04169; 333-56593; 333-40328;

333-64106; 333-65724; 333-85204; 333-104462;

333-114845; 333-123858; 333-133229;

333-141463; 333-161636; 333-166102;

333-173273; 333-187361; 333-194822

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 33-42355

Form S-8 Registration Statement No. 33-65002

Form S-8 Registration Statement No. 33-65004

Form S-8 Registration Statement No. 33-79788

Form S-8 Registration Statement No. 33-58657

Form S-8 Registration Statement No. 333-04169

Form S-8 Registration Statement No. 333-56593

Form S-8 Registration Statement No. 333-40328

Form S-8 Registration Statement No. 333-64106

Form S-8 Registration Statement No. 333-65724

Form S-8 Registration Statement No. 333-85204

Form S-8 Registration Statement No. 333-104462

Form S-8 Registration Statement No. 333-114845

Form S-8 Registration Statement No. 333-123858

Form S-8 Registration Statement No. 333-133229

Form S-8 Registration Statement No. 333-141463

Form S-8 Registration Statement No. 333-161636

Form S-8 Registration Statement No. 333-166102

Form S-8 Registration Statement No. 333-173273

Form S-8 Registration Statement No. 333-187361

Form S-8 Registration Statement No. 333-194822

UNDER

THE SECURITIES ACT OF 1933

QUIKSILVER, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0199426
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5600 Argosy Circle, #100

Huntington Beach, CA 92649

(714) 889-2200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Quiksilver, Inc. Stock Option Plan

Quiksilver, Inc. Nonemployee Director Stock Option Plan

Quiksilver, Inc. 1996 Stock Option Plan

Quiksilver Team 1995 Stock Option Plan

1995 Nonemployee Directors’ Stock Option Plan

1998 Nonemployee Directors’ Stock Option Plan

1997 Mervin Stock Option Plan

2000 Stock Incentive Plan, as amended and restated

2000 Employee Stock Purchase Plan

Quiksilver/Hawk Designs, Inc. Stock Option Plan

Quiksilver International Stock Option Plan

Fidra Stock Option Plan

2006 Restricted Stock Plan

Employee Stock Purchase Plan, as amended and restated

Kelly Slater Restricted Stock Agreement

Quiksilver, Inc. 2013 Performance Incentive Plan, as amended

(Full titles of the plans)

Linnsey Caya

General Counsel and Secretary

Quiksilver, Inc.

5600 Argosy Circle, #100

Huntington Beach, CA 92649

(714) 889-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

On September 9, 2015, Quiksilver, Inc., a Delaware corporation (the “Registrant”), and each of its wholly owned U.S. subsidiaries – DC Direct, Inc., DC Shoes, Inc., Fidra, Inc., Hawk Designs, Inc., Mt. Waimea, Inc., Q.S. Optics, Inc., QS Retail, Inc., QS Wholesale, Inc., Quiksilver Entertainment, Inc. and Quiksilver Wetsuits, Inc. (such subsidiaries, together with the Registrant, the “Debtors”) – filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under chapter 11 of the United States Bankruptcy Code (the cases commenced thereby, the “Chapter 11 Cases”). On January 29, 2016, the Bankruptcy Court entered an order confirming the Third Amended Joint Chapter 11 Plan of Reorganization of Quiksilver, Inc. and Its Affiliated Debtors and Debtors in Possession (the “Plan”), which was filed with the Bankruptcy Court on January 28, 2016. On February 11, 2016 (the “Effective Date”), the Plan became effective pursuant to its terms and the Debtors emerged from the Chapter 11 Cases. On the Effective Date and in accordance with the terms of the Plan, all of the Registrant’s existing equity securities, including its shares of common stock, options and warrants, were automatically cancelled and extinguished without holders receiving any distribution.

The Registrant previously registered shares of the Registrant’s common stock, $0.01 par value per share (“Common Stock”), under the below referenced registration statements on Form S-8 (each, a “Registration Statement,” and collectively, the “Registration Statements”) concerning shares issuable or issued under certain employee benefit and equity plans and agreements. As a result of the consummation of the transactions contemplated by the Plan, the Registrant has terminated all offerings of its securities pursuant to the below referenced Registration Statements. In accordance with an undertaking made by the Registrant in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering, the Registrant hereby removes and withdraws from registration all securities of the Registrant registered pursuant to the Registration Statements that remain unsold as of the date hereof.

•	Registration Statement on Form S-8 (No. 33-42355) filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on August 23, 1991 registering 175,000 Common Stock for issuance under the Quiksilver, Inc. Stock Option Plan.

•	Registration Statement on Form S-8 (No. 33-65002) filed by the Registrant with the SEC on June 24, 1993 registering 175,000 Common Stock for issuance under the Quiksilver, Inc. Stock Option Plan.

•	Registration Statement on Form S-8 (No. 33-65004) filed by the Registrant with the SEC on June 24, 1993 registering 50,000 Common Stock for issuance under the Quiksilver, Inc. Nonemployee Director Stock Option Plan.

•	Registration Statement on Form S-8 (No. 33-79788) filed by the Registrant with the SEC on June 6, 1994 registering 150,000 Common Stock for issuance under the Quiksilver, Inc. Stock Option Plan.

•	Registration Statement on Form S-8 (No. 33-58657) filed by the Registrant with the SEC on April 17, 1995 registering 320,000 Common Stock for issuance under the Quiksilver, Inc. Stock Option Plan.

•	Registration Statement on Form S-8 (No. 333-04169) filed by the Registrant with the SEC on May 21, 1996 registering 865,000 Common Stock for issuance under the (i) Quiksilver, Inc. 1996 Stock Option Plan, (ii) Quiksilver Team 1995 Stock Option Plan and (iii) 1995 Nonemployee Directors’ Stock Option Plan.

•	Registration Statement on Form S-8 (No. 333-56593) filed by the Registrant with the SEC on June 11, 1998 registering 1,480,200 Common Stock for issuance under the (i) Quiksilver, Inc. 1996 Stock Option Plan, (ii) 1998 Nonemployee Directors’ Stock Option Plan and (iii) 1997 Mervin Stock Option Plan.

•	Registration Statement on Form S-8 (No. 333-40328) filed by the Registrant with the SEC on June 28, 2000 registering (i) 500,000 Common Stock for issuance under the 2000 Stock Incentive Plan, (ii) 200,000 Common Stock for issuance under the 2000 Employee Stock Purchase Plan and (iii) 70,000 Common Stock for issuance under the Quiksilver/Hawk Designs, Inc. Stock Option Plan.

•	Registration Statement on Form S-8 (No. 333-64106) filed by the Registrant with the SEC on June 29, 2001 registering 700,000 Common Stock for issuance under the 2000 Stock Incentive Plan.

•	Registration Statement on Form S-8 (No. 333-65724) filed by the Registrant with the SEC on July 24, 2001 registering (i) 73,600 Common Stock for issuance under the Quiksilver International Stock Option Plan and (ii) 100,000 Common Stock for issuance under the Fidra Stock Option Plan.

•	Registration Statement on Form S-8 (No. 333-85204) filed by the Registrant with the SEC on March 29, 2002 registering 600,000 Common Stock for issuance under the 2000 Stock Incentive Plan.

•	Registration Statement on Form S-8 (No. 333-104462) filed by the Registrant with the SEC on April 11, 2003 registering 800,000 Common Stock for issuance under the 2000 Stock Incentive Plan.

•	Registration Statement on Form S-8 (No. 333-114845) filed by the Registrant with the SEC on April 26, 2004 registering 2,800,000 Common Stock for issuance under the 2000 Stock Incentive Plan.

•	Registration Statement on Form S-8 (No. 333-123858) filed by the Registrant with the SEC on April 5, 2005 registering 750,000 Common Stock for issuance under the 2000 Stock Incentive Plan.

•	Registration Statement on Form S-8 (No. 333-133229) filed by the Registrant with the SEC on April 12, 2006 registering (i) 1,000,000 Common Stock for issuance under the 2000 Stock Incentive Plan, as amended and restated, and (ii) 1,000,000 Common Stock for issuance under the 2006 Restricted Stock Plan.

•	Registration Statement on Form S-8 (No. 333-141463) filed by the Registrant with the SEC on March 21, 2007 registering (i) 2,000,000 Common Stock for issuance under the 2000 Stock Incentive Plan, as amended and restated, and (ii) 900,000 Common Stock for issuance under the Employee Stock Purchase Plan, as amended and restated.

•	Registration Statement on Form S-8 (No. 333-161636) filed by the Registrant with the SEC on August 31, 2009 registering 2,000,000 Common Stock for issuance under the Employee Stock Purchase Plan, as amended and restated.

•	Registration Statement on Form S-8 (No. 333-166102) filed by the Registrant with the SEC on April 16, 2010 registering (i) 300,000 Common Stock for issuance under the 2000 Stock Incentive Plan, as amended and restated, and (ii) 3,000,000 Common Stock for issuance under the Kelly Slater Restricted Stock Agreement.

•	Registration Statement on Form S-8 (No. 333-173273) filed by the Registrant with the SEC on April 1, 2011 registering 10,000,000 Common Stock for issuance under the 2000 Stock Incentive Plan, as amended and restated.

•	Registration Statement on Form S-8 (No. 333-187361) filed by the Registrant with the SEC on March 19, 2013 registering (i) 1,000,000 Common Stock for issuance under the Employee Stock Purchase Plan, as amended and restated, and (ii) 7,103,490 Common Stock for issuance under the Quiksilver, Inc. 2013 Performance Incentive Plan.

•	Registration Statement on Form S-8 (No. 333-194822) filed by the Registrant with the SEC on March 26, 2014 registering 7,499,968 Common Stock for issuance under the Quiksilver, Inc. 2013 Performance Incentive Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, on the 4th day of March, 2016.

QUIKSILVER, INC.

By:	/s/ Thomas Chambolle
Name:	Thomas Chambolle
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments have been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Pierre Agnes	Chief Executive Officer and Director	March 4, 2016
Pierre Agnes	(Principal Executive Officer)

/s/ Thomas Chambolle	Chief Financial Officer	March 4, 2016
Thomas Chambolle	(Principal Financial Officer)

/s/ Matthew Wilson	Director	March 4, 2016
Matthew Wilson

/s/ David Tanner	Director	March 4, 2016
David Tanner

/s/ Thomas Casarella	Director	March 4, 2016
Thomas Casarella